UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 28, 2015

ALICO, INC.

(Exact name of Registrant as specified in its Charter)

Florida	0-261	59-0906081
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10070 Daniels Interstate Court Fort Myers, Florida 33913
(Address of principal executive offices)

Registrant’s Telephone Number: (239) 226-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 8.01 is incorporated herein by reference. The Stock Issuance (as defined below) pursuant to the Merger Agreement (as defined below) is exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) of the Securities Act.

Item 8.01. Other Events.

Effective February 28, 2015, Alico, Inc. (the “Company”) completed the previously announced merger (“Merger”) with 734 Citrus Holdings, LLC (“Silver Nip Citrus”) pursuant to an Agreement and Plan of Merger (the “Merger Agreement”) with 734 Sub, LLC, a wholly owned subsidiary of the Company (“Merger Sub”), Silver Nip Citrus and, solely with respect to certain sections thereof, the equityholders of Silver Nip Citrus. At closing, Merger Sub merged with and into Silver Nip Citrus, with Silver Nip Citrus surviving the Merger as a wholly owned subsidiary of the Company.

Pursuant to the Merger Agreement, at closing, the Company issued 923,257 shares (the “Stock Issuance”) of the Company’s common stock, par value $1.00 per share (the “Common Stock”), to the holders of membership interests in Silver Nip Citrus (valued at approximately $42 million based on the Company’s closing stock price on February 27, 2015).

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.2 to the Company’s Current Report on Form 8-K filed with the SEC on December 5, 2014, and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Alico, Inc.

Date: March 2, 2015	By:	/s/ W. Mark Humphrey
		Name:	W. Mark Humphrey
		Title:	Senior Vice President and Chief Financial Officer